Exhibit 99.1

Investor Presentation Turning imagined worlds into reality February 2023 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. Scan to visit Falcon's Beyond Investor Relations Webpage falconsbeyond. com

This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination among Falcon’s Beyond Global LLC (together with its subsidiaries, “Falcon’s”), Falcon’s Beyond Global, Inc . (“Pubco”) and FAST Acquisition Corp . II (“FAST II”) and related transactions (the “Potential Business Combination”) and for no other purpose . This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof . This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . Any offer to sell securities will be made only pursuant to the Amended and Restated Agreement and Plan of Merger between FAST II, Falcon’s and the other parties thereto or a definitive subscription agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933 , as amended, for offers and sales of securities that do not involve a public offering . FAST II and the Falcon’s reserve the right to withdraw or amend for any reason any offering and to reject any subscription agreement for any reason . The communication of this Presentation is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . No representations or warranties, express or implied are given in, or in respect of, this Presentation . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither FAST II, Falcon’s nor Jefferies LLC (“Jefferies”) has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness . This data is subject to change . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with FAST II, Falcon’s, Jefferies or their respective representatives as investment, legal or tax advice . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Falcon’s or the Potential Business Combination . Recipients of this Presentation should each make their own evaluation of Falcon’s and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Forward - Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and the benefits associated with the Potential Business Combination . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Falcon’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Falcon’s . Some important factors that could cause actual results to differ materially from those in any forward - looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions . These forward - looking statements are subject to a number of risks and uncertainties ; the inability of the parties to successfully or timely consummate the Potential Business Combination ; the risk that the Potential Business Combination may not be completed by FAST II’s business combination deadline and the potential failure to obtain an extension of the business combination deadline ; failure to realize the anticipated benefits of the Potential Business Combination ; risks relating to the uncertainty of the projected financial information with respect to Falcon’s ; the factors set forth on the slide titled "Summary of Risk Factors" located in the appendix of this Presentation ; and those factors identified herein and discussed in documents of FAST II or Pubco, as applicable, filed, or to be filed, with the Securities and Exchange Commission (the "SEC") . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither FAST II nor Falcon’s presently know or that FAST II and Falcon’s currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect FAST II’s and Falcon’s expectations, plans or forecasts of future events and views as of the date of this Presentation . FAST II and Falcon’s anticipate that subsequent events and developments will cause FAST II’s and Falcon’s assessments to change . However, while FAST II and Falcon’s may elect to update these forward - looking statements at some point in the future, FAST II, Falcon’s and Jefferies specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing FAST II’s and Falcon’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Use of Data The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . FAST II, Falcon’s and Jefferies assume no obligation to update the information in this presentation . Trademarks FAST II and Falcon’s own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with FAST II or Falcon’s, or an endorsement or sponsorship by or of FAST II or Falcon’s . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that FAST II or Falcon’s will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Use of Projections This presentation contains projected financial information with respect to Falcon’s for 2023 , 2024 and 2025 . Such projected financial information constitute forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future or actual results . The projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond FAST II’s and Falcon’s control . See “Forward - Looking Statements” above . While all projections, estimates and targets are necessarily speculative, FAST II and Falcon’s believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets . The inclusion of projections, estimates and targets in this presentation should not be regarded as an indication that FAST II and Falcon’s, or their respective representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Neither the independent auditors of FAST II nor the independent registered public accounting firm of Falcon’s has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Financial Information ; Non - GAAP Financial Measures The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X . Some of the financial information and data contained in this Presentation, such as EBITDA, and EBITDA Margin has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . These non - GAAP measures, and other measures that are calculated using such non - GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP . EBITDA is calculated by subtracting cash operating expenses from revenue . EBITDA margin is equal to the quotient of EBITDA divided by revenue . FAST II and Falcon’s believe these non - GAAP measures of financial results, including on a forward - looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Falcon’s financial condition and results of operations . Falcon’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes . FAST II and Falcon’s believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Falcon’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management of FAST II does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents . For example other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Falcon’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . Additional Information and Where to Find It In connection with the Potential Business Combination, Falcon's Beyond Global, Inc. (“Pubco”) has filed a registration statement on Form S - 4 (File No. 333 - 269778) (the “Registration Statement”), which includes a document that serves as a joint prospectus of Pubco and preliminary proxy statement of FAST II, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all FAST II shareholders after the Registration Statement is declared effective by the SEC. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. FAST II and Pubco will also file other documents regarding the Potential Business Combination with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF FAST II ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE POTENTIAL BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POTENTIAL BUSINESS COMBINATION. FAST II has filed with the SEC a definitive proxy statement (the “Extension Proxy Statement”) in connection with the special meeting of its stockholders (the “Meeting”) to consider and vote upon certain amendments to FAST II’s charter, including an amendment to extend the date by which it must consummate its initial business combination (the “Extension”) and, beginning on February 13, 2023, mailed the Extension Proxy Statement and other relevant documents to its stockholders as of the February 7, 2023 record date for the Meeting. FAST II’s stockholders and other interested persons are advised to read the Extension Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with FAST II’s solicitation of proxies for the Meeting because these documents will contain important information about FAST II, the Extension and related matters. Investors and security holders can obtain free copies of the Extension Proxy Statement and Registration Statement, and will be able to obtain free copies of amendments to the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FAST II or Pubco through the website maintained by the SEC at www.sec.gov. The documents filed by FAST II with the SEC also may be obtained free of charge upon written request to 109 Old Branchville Road Ridgefield, CT 06877. The documents filed by Pubco with the SEC may also be obtained free of charge upon written request to 6996 Piazza Grande Avenue, Suite 301, Orlando, FL 32835. Participants in the Solicitations FAST II and its directors and executive officers may be deemed participants in the solicitation of proxies from FAST II’s stockholders with respect to the Potential Business Combination and the Extension. A list of the names of those directors and executive officers and a description of their interests in FAST II is contained in FAST II’s final prospectus related to its initial public offering dated March 15, 2021, the Extension Proxy Statement and the Registration Statement, each of which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in amendments to the Registration Statement for the Potential Business Combination when available. Falcon’s and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FAST II in connection with the Potential Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Potential Business Combination is included in the Registration Statement for the proposed Business Combination, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in amendments to the Registration Statement for the Potential Business Combination when available. No Offer or Solicitation This Presentation is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Potential Business Combination or Extension and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction . No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 the Securities Act of 1933 , as amended, or an exemption therefrom . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE DISCLAIMER PG. 2 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved.

© 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. PG. 3 INDEX Executive Summary pg.4 Business Overview Falcon's Creative pg.11 Business Overview Falcon's Destinations pg.18 Transaction Overview & Benchmarking pg.34 pg.39 pg.28 Appendix Business Overview Falcon's Brands SECTION SECTION SECTION SECTION SECTION 1 2 a 2 b 2 c 3

EXECUTIVE SUMMARY SECTION 1 The Desirata Œ is the powerful cosmic source behind the mythical happenings in Katmandu ®

FAST | ACQUISITION CORP. II
POWERED BY &VEST

Overview: FAST II (NYSE: FZT)

Management team with substantial hospitality expertise

- $222M SPAC raised in March 2021 with a specific focus on hospitality and related sectors
- Public markets experience with deep understanding of shareholder value creation
- Particular value-add with partnerships, marketing, technology and consumer experience



DOUG JACOB
Founder

&VEST JWALK &pizza



SANDY BEALL
CEO

Ruby Tuesday BLACKBERRY MOUNTAIN BLACKBERRY FARM CUSTOM FOODS OF AMERICA MEXiCUE &VEST



GARRETT SCHREIBER
CFO

&VEST EnhancedCapital &pizza RBC Capital Markets

FAST II is an operator-led SPAC with an acute focus on transactions where domain expertise can lead to a competitive advantage

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 5

Falcon's BEYOND

Investment Thesis

Falcon's Beyond is a leader in intellectual property creation and expansion with a track record spanning 23 years executing over $100 billion worth of story-driven development projects in 27 countries around the world

1. Positioned to capitalize on what we believe will be a secular shift in consumer demand to leisure and experiential entertainment
2. Significant opportunity in IP expansion through a joint venture with Meliá Hotels International, with which we co-own luxury themed resorts in popular beach destinations
3. Reimagining traditional IP deployment and brand activation strategies through the anticipated unleashing of physical and digital stories in a fraction of typical timelines
4. Ownership of multiple storied-driven brands that can be deployed in numerous lanes concurrently
5. Forecasted profitable, high growth business model
6. Contemplated transaction provides SPAC investors attractive value opportunity and structural seniority

Note: Company metrics throughout this presentation include business done by predecessor entities, all of which are now 100% owned by Falcon's Beyond Global.


Lost Chambers Aquarium at Atlantis Sanya


Scott Demerau and Cecil D. Magpuri


Katmandu Park Punta Cana

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 6

Today's Presenters



SCOTT DEMERAU

Executive Chairman
Falcon's Beyond

- Founded the House of Katmandu[1] in 2007 in Mallorca, Spain and created a sucessful model for theme park resorts in major tourist centers worldwide
- Established a 50/50 JV with Meliá Hotels International
- Guided his first company, Mountasia, through a successful IPO followed by its aquisition of Malibu Grand Prix

(1) Later rebranded as Katmandu Park



CECIL D. MAGPURI

Chief Executive Officer
Falcon's Beyond

- Founded Falcon's Treehouse, later rebranded as Falcon's Creative Group in 2000 as President and CCO
- Led Falcon's efforts on master planning and design projects totaling over $100 billion
- Named inventor of multiple patents granted to Falcon's across the globe for technologies, attractions, and ride systems



JO MERRILL

Chief Financial Officer
Falcon's Beyond

- Served as CFO at Entertainment Technology Partners prior to joining Falcon's Beyond
- Was the Vice President of Finance and Corporate Controller at Hard Rock International for ten years
- Spent more than eleven years as a senior manager at PwC, providing specialized audit and consulting services

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 7

Business Overview Falcon's Beyond operates three segments that feed into each other to accelerate the business Theme Park, Hotel, and Retail Ownership & Operations Theme Park Master Planning & Design Monetization of Owned, Story - Based Properties Scan or click to view our Brand Video 1 2a 2b 2c 3 SECTIO N EXECUTIVE SUMMARY BUSINESS OVERVIEW FALCON’S CREATIVE BUSINESS OVERVIEW FALCON’S DESTINATIONS BUSINESS OVERVIEW FALCON’S BRANDS PG. 8 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. TRANSACTION OVERVIEW & BENCHMARKING APPENDIX

Business Overview Details

Falcon's Beyond blends a **high free cash flow** service business model with a CapEx-heavy **entertainment hotel, theme park, and retail** portfolio

Primary use of funds from transaction involves the co-funding of the development of physical locations with Meliá Hotels International

Falcon's Creative Group

- **Service Contracts:** Master plans, attraction design, digital content, and technology development for theme parks
- **High Level Business Model:** Minimal CapEx, 30-34% operating margin profile, resulting in high levels of free cash flow used to reduce financing requirements for physical location rollout
- **Current Project Pipeline:** Significant contracts and visibility on projects from owned (including the Meliá JV) & 3rd party clients
  - » $755M of potential revenue visibility based on current pipeline, resulting in high levels of FCF

Projected EBITDA Contribution:

2025: ~50%
Long-Term: ~33%

Falcon's Beyond Destinations

- **Physical Locations:** Develops and owns hotels, theme parks, and Retail, Dining, and Entertainment (RD&E) Zones, primarily through a JV partnership with Meliá Hotels International
- **Property Components:** Most planned properties contain three elements:
  1. **Falcon's Resorts by Meliá**. Hotel with integrated entertainment theming elements
  2. **Katmandu Park**. Big Experience, Small Footprint Theme Park
  3. **Falcon's Central**. Retail, Dining and Entertainment Zone
- **Primary Use of Investment Proceeds:** Significant CapEx, projected 30%+ pre-tax return on equity yields, developments de-risked due to the partnership with Meliá
  - » $265M+ of Falcon's equity required by mid-2026, resulting in 4 properties with 2,000+ keys

Projected EBITDA Contribution:

2025: ~50%
Long-Term: ~33%

Falcon's Beyond Brands

- **Royalty and License Fees:** Licenses owned and 3rd party story-based brands with Falcon's physical locations
- **Substantial Upside Potential:** Immaterial underwritten financial contribution within projection period, but potential for massive value creation with expanding portfolio of partnerships
- **Profitable Business Model:** Minimal CapEx, high margin segment which is ripe for rapid growth due to Falcon's ability to incubate and accelerate brands within their footprint

Projected EBITDA Contribution:

2025: —[1]
Long-Term: ~33%

(1) Falcon's Beyond Brands is expected to contribute nominal EBITDA in 2025.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 9

AWARDS

Falcon's BEYOND DESTINATIONS

2022 Travelers' Choice Tripadvisor
Best of the Best

TRIPADVISOR
AMUSEMENT PARKS & WATER PARKS - WORLD
AMUSEMENT PARKS & WATER PARKS - EUROPE

2020 Travelers' Choice Tripadvisor

TRIPADVISOR
BEST OF THE BEST 2020, TOP 3 AMUSEMENT PARKS IN SPAIN

EUROPEAN Hospitality AWARDS

EUROPEAN HOSPITALITY AWARDS
#1 HOTEL IN EUROPE FOR INNOVATION IN SERVICE

trivago Awards 2016

TRIVAGO AWARDS
#1 HOTEL IN SPAIN FOR TRAVELING WITH KIDS

Falcon's CREATIVE GROUP

2021:

- **Bronze Telly Award - Online Series (Animation)** – Mattel's "Enchantimals Sparkle Spectacular!" (Season 1)
- **IAAPA Brass Ring Award - "Best New Product: Exhibitions, Shows/Production, Theatrical Equipment and Supplies, Displays and Sets"** – Becoming Jane: The Evolution of Dr. Jane Goodall
- **TEA Outstanding Achievement Award** – Becoming Jane: The Evolution of Dr. Jane Goodall

2020:

- **32nd Annual American Alliance of Museum's Excellence in Exhibition Winner** – Becoming Jane: The Evolution of Dr. Jane Goodall
  MUSE Creative Awards - Platinum – Experiential & Immersive - The Ring Experience at Halo: Outpost Discovery
- **MUSE Creative Awards - Platinum** – Experiential & Immersive - National Geographic Museum's "Becoming Jane" Gombe 3D Experience at National Geographic Museum
- **Muse Creative Platinum Award** - Experiential & Immersive – "Becoming Jane: The Evolution of Dr. Jane Goodall" Falcon's Vision® AR Experience at National Geographic Museum
- **The Telly Awards Silver Winner** – General Animation – The Ring Experience
- **The Telly Awards Silver Winner** – Craft-Use of 360 – Becoming Jane: Gombe Theater Experience
- **The Telly Awards Silver Winner** – Immersive & Mixed Reality – Becoming Jane: Chimp Chat Interactive
- **The Telly Awards Silver Winner** – Immersive & Mixed Reality – Becoming Jane: Augmented Reality

2018:

- **AVA Awards** – Falcon's Creative Group Website
- **LIMA Location-Based or Experiential Initiative Award** – National Geographic Encounter: Ocean Odyssey
- **IAAPA Brass Ring Award** - National Geographic Encounter: Ocean Odyssey

2017:

- **Hermes Creative Awards Gold** – First Look at Augmented Reality and Virtual Reality
- **Communicator Award** – Falcon's Creative Group Website
- **Experience Design & Technology Award** – "Best Museum Environment" Gold – Heroes and Legends at Kennedy Space Center Visitor Complex
- **IAAPA Brass Ring Award** – Heroes and Legends featuring U.S. Astronaut Hall of Fame

2016:

- **W3 Silver Award** – Best Brand Video
- **W3 Silver Award** – Best Website/Self Promotion

2015:

- **Davey Award** – Best Website and Online Marketing
- **Communicator Award** – Falcon's Creative Group Website
- **Pixie Award** – Ocean Avenue Media Canopy at Chimelong Ocean Kingdom
- **Pixie Award** – Deep Sea Odyssey at Chimelong Ocean Kingdom

2013:

- **Pixie Gold Award** – Manta
- **Pixie Platinum Award** – Turtle Trek 3D 360

2010:

- **Davey Award** – Best Website Design
- **Communicator Award** – Best International Website
- **TEA Outstanding Achievement Award** – Dragon's Treasure

2009:

- **Visual Effects Society Award** – Outstanding Visual Effects in a Special Venue, Dance of Dragons

2008:

- **Communicator Award** – Best Website Structure and Navigation

2007:

- **W3 Gold Award** – "We are Storytellers"
- **Davey Award** – Online Branding and Website
- **TEA Outstanding Achievement Award** – Great Glass Elevator at Charlie and the C hocolate Factory

2006:

- **TEA Outstanding Achievement Award** – Curse of DarKastle

Scan or click to view Highlighted Projects video

Project details can be found in Appendix - pg. 40-41



Photos of Falcon's awards



SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 10

Boro the Yeti Œ is the Desirata’s fiercest defender FALCON'S CRE A TIVE SECTION 2A ∙ BUSINESS OVERVIEW

Falcon's CREATIVE GROUP

A **leader** in master planning, theme park design, digital media, and experiential technologies

- 23 years of operational history performing services for 3rd party entertainment developers and operators, including:
  - Master plans
  - Custom rides and attractions
  - Custom digital content
  - Proprietary attraction systems and technology
- In-house research and development team exploring new technologies
- Decades of experience helping renowned IPs enter the themed entertainment space

PRIMARY MONETIZATION METHODS:

- Master Planning
- Attraction Design
- Media & Audio Production
- Hardware Sales

Master Planning



Bà Nà Hills French Village, Vietnam


LIONSGATE

Lionsgate zone at MOTIONGATE Dubai

Courtesy of Lions Gate Entertainment Inc.

Digital Media



Film image of Halo: The Ring Experience



Filming Hunger Games Panem Aerial Tour

Courtesy of Lions Gate Entertainment Inc.

Technology & Attraction Systems



Turtle Trek Spheron Theater



Conceptual rendering of SpectraVerse

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 12

Strong History of Success

Over 20 year track record of expanding recognized IPs into the themed entertainment space

- Master planned and executed over $100 billion of themed experiences since inception and earned over 30 industry awards
- Executed master plans and attractions around the world have a combined annual theoretical capacity of billions of guests
- 58% of first-time clients have contracted for additional services; returning client's scope averages 60x the initial scope

Simple revenue model:

- Creative segment provides significant free cash flow due to limited CapEx needs with a historical 30-34% operating margin
- Fee-for-service revenue for each portion of the design process
- Hardware sales of the products designed
- Narrowing focus to select group of key 3rd party clients and Falcon's owned properties


Cartoon Network zone at IMG Worlds of Adventure


Aquaventure Waterpark Atlantis Sanya


ENCOUNTER
OCEAN ODYSSEY
National Geographic Encounter

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 13

Falcon's CREATIVE GROUP

Current Project Pipeline

Currently contracted projects naturally lead to continuing future scope and revenue

- Currently, Falcon's has contracted **5 theme parks** in full concept master plan and **several additional parks** in pre-concept master plan stages for 3rd party clients
- For each master planning project, Falcon's involvement is supported through subsequent phases of development by benefits such as:
  - Holistic approach that protects the creative vision throughout the project
  - Creative and development in-house resources to promote creative continuity
  - Access to Falcon's proprietary attraction technologies

Detailed timeline can be found in Appendix - pg. 42

Master Planning → **Attraction Design** → **Ride Systems** → **Media Production** → **Executive Production**

General theme park development timeline 4 - 5 years

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 14

Falcon's CREATIVE GROUP

Revenue Visibility Based on Current Pipeline

Falcon's is able to support current and future clients from concept to grand-opening

- **5 theme parks currently in full concept master plan stage includes potential development of:**
  - Subsequent master planning design phases for 5 theme parks
  - Attraction design for 100+ attractions
  - Media production for 19+ attractions
  - Ride hardware procurement for 19+ attractions
- Additional work for Meliá-JV-owned properties to include hardware procurement and sales, master planning, attraction design, and media content production
  - Resulting in $100M additional revenue visibility over the next few years

Potential Scope (Based on projects currently engaged)	Average Fees Per Theme Park	Aggregate For Five Parks
Master Planning Services	$4M	$20M
Project Management Services	$23M	$115M
Attraction Design Services	$18M	$90M
Falcon's Product Hardware Sales	$73M	$365M
Falcon's Product Media Production Services	$13M	$65M
Sub-Total	$131M	$655M
Falcon's Beyond Destinations	–	$100M
Anticipated Revenue Visibility	$131M	$755M

Based on historical data, Falcon's anticipates an average gross margin of 30% – 35% for service related scopes of work and 17% – 18% gross margin on hardware sales

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 15

Falcon's CREATIVE GROUP

Falcon's is a Laboratory for **Entertainment-Driven** Technology

Our extensive work-for-hire experience has provided an outlet for our existing technologies and fueled our passion to expand upon an already substantial lineup of products, conceived and tested at Falcon's X-Lab, including multiple granted patents in more than a dozen countries

Details on products available can be found in Appendix - pg. 43 - 44

Spheron


Turtle Trek Spheron dome theater

CircuMotion


Conceptual rendering of CircuMotion

Falcon's Vision


Falcon's Vision AR headset

Photo by Rebecca Hale/National Geographic for "Becoming Jane: The Evolution of Dr. Jane Goodall" exhibition organized by National Geographic and the Jane Goodall Institute.

Suspended THEATER


Conceptual illustration of Suspended Theater

SpectraVerse


Conceptual illustration of SpectraVerse

SpectraVerse GAME BAY


SpectraVerse Game Bay

ON!X™ THEATER


Conceptual illustration of ON!X Theater

ÄEONXP


Conceptual illustration of ÄEONXP App

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 16

Falcon's CREATIVE GROUP

القدية Qiddiya

Qiddiya Investment Company has selected Falcon's Creative Group as a major designer for the disruptive destination Qiddiya, the "capital of Entertainment, Sports, and the Arts"(1)

- Qiddiya is one of a series of giga-projects being constructed in Saudi Arabia, individually designed to consist of 367 sq. kilometers of entertainment
- To date, Qiddiya has engaged Falcon's to lead the design of 26 distinct entertainment assets ranging from hotels to theme parks—this has led to a continuous collaboration between Qiddiya and Falcon's
- Collaboration includes Falcon's role as the lead master planner of the 62 acre Qiddiya Water Park
  - Saudi Arabia's first and the region's largest water theme park
  - Spans across 252,000 square meters
  - Includes 23 wet and dry attractions
  - Continued engagement protecting the creative vision during construction

SCAN OR CLICK TO READ FULL PRESS RELEASE ON OUR WEBSITE

Conceptual rendering of Qiddiya Master Plan


Image courtesy of Qiddiya Investment Company (QIC)

Conceptual illustration of Qiddiya Water Theme Park


Image courtesy of Qiddiya Investment Company (QIC)

Conceptual illustration of Qiddiya Water Theme Park


Image courtesy of Qiddiya Investment Company (QIC)

(1): As referenced on the Qiddiya website.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 17

SECTION 2B ∙ BUSINESS OVERVIEW FALCON'S DE S TIN A TIONS Merala, Rani of Azurlan, has earned her people’s respect through strong leadership and an unwavering commitment to equality

Falcon's BEYOND DESTINATIONS

Falcon's Beyond Destinations Seamlessly Blends Luxury, Leisure, and Entertainment

Falcon's Beyond Destinations will comprise:

1	**Falcon's Resort** Hotel	Co-owned with Meliá
2	**Katmandu Park** Small-Footprint Theme Park	Co-owned with Meliá(1)
3	**Falcon's Central** Retail, Dining & Entertainment Venue	Owned by Falcon's Beyond

PRIMARY MONETIZATION METHODS:

- Hotel Bookings
- Entertainment Ticket Sales
- Retail and Food & Beverage
- Management Fees



JV-owned Sol Tenerife Hotel



Katmandu Park Punta Cana



Conceptual rendering of Falcon's Central RD&E

Note: Individual location attraction mix may vary.

(1) The current and anticipated Katmandu Park locations are co-owned, but the Katmandu brand and IP remain entirely owned by Falcon's.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 19

Falcon's BEYOND DESTINATIONS MELIÁ HOTELS & RESORTS

Falcon's Resorts with Meliá Hotels International

Joint Venture with Meliá – one of the world's largest leisure hoteliers with more than 380 properties across 40+ countries

- Meliá's global presence and deep knowledge of numerous, tourist rich destinations gives us a tremendous advantage
- Meliá and Falcon's contribute a mix of capital and assets of equivalent value for site development, providing leveragability and downside protection
- The JV is a strong, strategic partnership with decades-long objectives, providing ongoing benefits to all parties, including:
  - Access to real estate in attractive beach communities
  - Substantial booking differentiator and innovative guest experience
  - Existing relationships with local governments and in-country operational expertise
  - Planned contribution of existing hotels to the JV is expected to provide immediate cash flow and built-in customers for our entertainment offering
  - Asset light IP remains wholly-owned by Falcon's

Hotel performance lift details can be found in Appendix - pg. 45


Gran Meliá Palacio de Isora, Tenerife


Paradisus Playa del Carmen


Falcons Resort by Meliá Punta Cana

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 20

Falcon's BEYOND DESTINATIONS

Katmandu Theme Park

Katmandu Park is designed to fill a gap for theme park entertainment in beach-front tourist destinations

- Compact size puts Katmandu in the heart of the tourist center, making it convenient for guests to visit throughout the day and evening
- Custom developed stories, characters, and environments transport guests into the expanded universe of Katmandu via immersive theming that extends from entry through queues into each attraction

Attractions include:

- SpectraVerse Odyssey
- 4D Dark Ride
- Suspended Theater
- ON!X Theater
- Carousel
- K3 Climbing Structure
- Expedition Golf
- Ninja/Obstacle Course



Katmandu Theme Park Punta Cana

KATMANDU™ PARK



Promotional material for EtherQuest - SpectraVerse attraction



Photo of guests riding Challenge of the Mad Mage - ON!X Theater attraction



Promotional material for Voyage of the Phantom Warrior - Suspended Theater attraction



Photo of guests riding Legend of the Desirata - 4D Dark Ride attraction



Promotional material for Wheel of Infinite Wonder - Carousel attraction



Photo of Expedition Golf - Miniature golf course attraction

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 21

Falcon's BEYOND DESTINATIONS

falcon's central

Designed to:

- Act as the signature venue residing at the epicenter of Falcon's Destinations merging retail, dining, and entertainment
- Connect guests with brands through a multitude of entertainment experiences, amenities, content, and merchandise
- Offer several dining experiences from popular local restaurants, as well as new concepts created in collaboration with acclaimed chefs and prominent food and beverage brands
- Feature a captivating shopping district with multiple local and global retailers showcasing a wide array of IP-infused consumer merchandise

Attraction mix details can be found in Appendix - pg. 46


Conceptual rendering of Falcon's Central


Conceptual rendering of Falcon's Central
STORY HUB

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 22

Falcon's BEYOND DESTINATIONS

Status of Portfolio

- Most anticipated properties will consist of the existing hotel (50% ownership), Katmandu theme park (50% ownership), and Falcon's Central (100% ownership)
- In most planned locations, Meliá will contribute existing properties and lead general construction efforts, allowing Falcon's to focus on their specialized ride, attraction, and theming development expertise
- Falcon's Beyond and Meliá will each contribute 50% of the capital and assets needed to acquire and build-out JV-owned properties
- Falcon's Beyond to fund and own 100% of Falcon's Central – the Retail, Dining, and Entertainment Zone

Location	Hotel	Katmandu Park	Falcon's Central	Total Capital Investment	Required Equity from Falcon's(1)
Mallorca	In JV; Open	In JV; Open	–	–	–
Punta Cana	Open(2)	Early 2023 FULLY FUNDED	Early 2025	$295M	$102M
Tenerife	In JV; Open; Renov. in 2024	Mid 2025	Mid 2025	$136M	$58M
Playa del Carmen	Mid 2026	Mid 2025	Early 2025	$285M	$105M

Market data details can be found in Appendix - pg. 47

Falcon's Destinations Footprint by 2025


Mallorca
Tenerife
Playa del Carmen
Punta Cana

Note: Figures assume Euro-USD exchange rate of 1.06.
(1) Contemplates secured leverage of 40% to 45% loan-to-cost at the property level.
(2) Falcon's Resort by Meliá and Garden Suites by Meliá (formerly Paradisus Gran Cana and the Reserve at Paradisus Palma Real, respectively) hotels are anticipated to be contributed by Meliá to a new Meliá-Falcon's joint venture entity by the beginning of 2024.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 23

Falcon's BEYOND DESTINATIONS

Punta Cana
First Major Destination

- Paradisus Grand Cana, a Meliá hotel in close proximity to Katmandu Park, was rebranded to Falcon's Resort by Meliá in December 2022
- Falcon's Resort by Meliá is one of two Punta Cana hotels, totaling 622 rooms, planned to be contributed by Meliá to a new Meliá-Falcon's joint venture entity by the beginning of 2024
- Katmandu Park had a soft opening to Falcon's Resort guests in December 2022 with a full public opening planned for March 15th, 2023
- Falcon's Central RD&E Zone is in the design stage with a planned opening in early 2025
- Punta Cana is a highly desirable market featuring 3.5M[1] annual tourists with high per capitaspending and growth stronger than the global average


Falcon's Resort by Meliá All-Suites Punta Cana


Katmandu Park Punta Cana

(1) Clarke and Blum Research Associates Punta Cana Market Study which is based on 2019 government statistics.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 24

Punta Cana Site Plan

FALCON'S RESORT BY MELIÃ	JV Hotel	A
falcon's central	Retail, Dining, Entertainment	B
KATMANDU PARK PUNTA CANA	Theme Park	C
MELIÃ	Meliá Hotels	D



A
B
C
D

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 25

Falcon's BEYOND DESTINATIONS

KATMANDU™ PARK PUNTA CANA

FALCON'S RESORT BY MELIÃ ALL SUITES PUNTA CANA


Photo of the President of the Dominican Republic attending the ribbon cutting of Katmandu Park Punta Cana


Photo of guests and staff at Katmandu Park Punta Cana


Photo of guests on Challenge of the Mad Mage - ON!X Theater attraction


Promotional material of Falcon's Resort by Meliá All Suites Punta Cana interactive wall


FALCON'S RESORT
BY MELIÃ
Promotional material of Falcon's Resort by Meliá All Suites Punta Cana entry


Photo of Katmandu Park Punta Cana merchandise


READ CARD
Photo of Katmandu Park Punta Cana VIP armbands


Photo of Expedition Golf - Miniature golf course attraction

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 26

2c 3 SECTIO N EXECUTIVE SUMMARY BUSINESS OVERVIEW FALCON’S DESTINATIONS BUSINESS OVERVIEW FALCON’S BRANDS 1 2a 2b BUSINESS OVERVIEW FALCON’S CREATIVE PG. 27 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. TRANSACTION OVERVIEW & BENCHMARKING APPENDIX

SECTION 2C ∙ BUSINESS OVERVIEW FALCON'S BRANDS An eccentric, charismatic explorer, Kilgore Goode Œ is one of our story’s heroes

Falcon's BEYOND BRANDS

Focuses on expansion, execution, and monetization of proprietary and partnered brands through:

- **Entertainment Content Licensing:** Transmedia storytelling with core canon built into and across video content
- **Consumer Products:** Leveraging a multi-pronged strategy should enable rapid monetization of brands with limited upfront investment
- **Proprietary Brands:** Katmandu, Cadim and the Monster Wave, ResQ, and VQuarium
- **3rd Party Brand Partnerships:** BRON Studios, Moonbug Entertainment, brands featured on PBS Kids, Epic Story Media, and in discussions with others


Conceptual renderings of Katmandu characters

moonbug entertainment

CoComelon

Blippi

EPIC STORY MEDIA

Xavier Riddle and the Secret Museum

Dinosaur Train

Odd Squad

Wild Kratts

Featured on PBS Kids

BRON STUDIOS


Conceptual rendering of Katmandu character

PRIMARY MONETIZATION METHODS:

- Entertainment Content Licensing
- Consumer Products
- Brand Licensing Fees

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 29

Internal Brand Leaders



SIMON PHILIPS

Chairman of SJ Philips Investments / Senior Advisor to the Board

- Served as General Manager, Disney Consumer Products, The Walt Disney Company EMEA, and President of Marvel Entertainment International
- Prior experience working with international multi-billion dollar brands including Disney, Pixar, Star Wars, and Marvel



JASON AMBLER

President of Digital Media at Falcon's Beyond

- Served as Executive Producer and VP of Digital Media for Falcon's Creative Group, Director of Special Projects at Digital Domain Media Group, and co-founder of Eclectico Entertainment
- Prior experience working on several award winning projects including National Geographic, Marvel, and Lionsgate



ERIC S. CALDERON

Executive Vice President of Creative Development at Falcon's Beyond

- Served as Director of Development for MTV, Executive Producer for 20th Century Fox Film, Producer for Warner Bros Animation, Show Runner for Hasbro/Machinima, and SVP of Development for Octopie Studios
- Prior experience working on such projects as Afro Samurai, Transformers, Beavis & Butt-Head, and Sonic: The Hedgehog

Brand Advisors



KEN FAIER

President and CEO of Epic Story Media

- Served as Executive Producer for multiple shows such as Slugterra, League of Super Evil, and Storm Hawks
- Previous experience in high level positions at DHX Media, Nerd Corps Entertainment, Alliance Atlantis Communications, and Brunico Communications



KEVIN MOWRER

Founder and Co-CEO of HUGE! Play

- Served as SVP of Design and Development for Hasbro/Kenner, where he founded and ran The Fantasy, where Hasbro's entertainment was developed and produced
- Two time Emmy award winner, Gemini award winner, and Leo award nominee



GARY POPE

Co-Founder of Kids Industries

- Served as CEO of Kids Industries for over twenty years, providing strategic solutions and tactical activations to connect clients, including Royal Caribbean, BBC, Disney, Pokémon, Kellogg, McDonald's, Universal, and Amazon, with families around the world
- Recipient of a BAFTA, two Institute of Practitioners in Advertising Special Awards for Strategy, and a Webby

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 30

Falcon's BEYOND BRANDS

Owned Brands

Our brands include expansive universes that can be franchised into many forms of entertainment

KATMANDU®

- The Hidden Realms of Katmandu is a fantastical steampunk-inspired journey into a universe made from the power of imagination!
- The heroic Kilgore Goode, his trusty mechanical sidekick, Busby, and the wise yeti guardian, Boro, lead new adventurers and explorers through epic journeys while seeking to unlock the secret of the unique substance, ***Ether Metal!***



Conceptual renderings of Katmandu characters

Additional owned brands include:

CADIM & THE MONSTER WAVE

BIPOC hero and spiritual surfer, generational tale of tradition and diaspora

VQUARIUM

Discovery, edutainment, conservation

RESQ™

Futuristic animal rescue featuring cybernetic creatures and and extraterrestrial animals

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 31

Key Brand Partnerships

Strategically partnered with leading developers and distributers of brands to further power our monetization engine

Moonbug Entertainment

- Falcon's expects to expand two of Moonbug's beloved children's digital brands, CoComelon and Blippi, through new immersive edutainment experiences
  - » 31.3 billion combined Youtube viewership in 2021
- Moonbug brands planned to be featured at our Falcon's Centrals and our branded Kids Camps, currently under development and set to launch in collaboration with Meliá

Featured on PBS Kids

- Falcon's plans to bring several award-winning children's television programs into the physical realm
- Properties such as Xavier Riddle and the Secret Museum, Dinosaur Train, Odd Squad, and Wild Kratts expected to be expanded in fun, interactive environments that seamlessly integrate media with hands-on exploration for the whole family
  - » 1.04 billion streaming views in 2020

BRON

- Falcon's Beyond has formed a strategic partnership with BRON Studios to jointly roll out worldwide entertainment initiatives including feature films, episodic series, video games, live events, location-based entertainment, and Web3 activations

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 32

The Synergistic Effect Proprietary content brands, attraction technologies, and operational know - how combined with premier partnerships Brand Exposure Brand Creation Brand Realization & Monetization The characters and stories from our brands are combined with our proprietary technology to design… …and build experiences that we leverage at our owned and operated parks and resorts, which provide captive audiences for… ...our brands, allowing them to be deployed and monetized through media, experiences, and consumer products 2c 3 SECTIO N EXECUTIVE SUMMARY TRANSACTION OVERVIEW & BENCHMARKING BUSINESS OVERVIEW FALCON’S BRANDS BUSINESS OVERVIEW FALCON’S CREATIVE 1 2a 2b BUSINESS OVERVIEW FALCON’S DESTINATIONS © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. APPENDIX PG. 33

SECTION 3 TRANSACTION OVERVIEW & BENCHMARKING Kilgore’s loyal best friend, Busby , is an intelligent robot with human characteristics

Transaction Overview

Overview

- Fully diluted pro forma enterprise value of ~$620M excluding financial performance target earnout shares and ~$1,020M including financial performance target earnout shares
  - ~$620M enterprise value implies 4.7x base case 2025E EBITDA (17.3x 2024E EBITDA) and 4.2x high case 2025E EBITDA (13.8x 2024E EBITDA)[1]
  - ~$1,020M enterprise value implies 7.7x base case 2025E EBITDA (28.4x 2024E EBITDA) and 6.9x high case 2025E EBITDA (22.7x 2024E EBITDA)[1]
- Falcon's Beyond is expected to own ~68% of the pro forma common equity
- Transaction is expected to result in ~$239M net proceeds to the balance sheet
- Private Placement investors have agreed to time-based vesting over four years in four equal tranches[2]

Sources

($ in millions)	$	%
Shares Issued to Falcon's Beyond Shareholders	$485.9	60.5%
SPAC Cash in Trust[3]	223.5	27.8%
Private Placement Proceeds[2]	60.0	7.5%
Pro Forma Existing Net Debt	34.0	4.2%
Total Sources	**$803.4**	**100.0%**

Pro Forma Valuation

(in millions, except per share price)	
Common Share Price at Closing	$10.00
(x) Pro Forma Common Shares Outstanding	71.3
Pro Forma Common Equity Value	**$712.6**
(+) Convertible Preferred	111.2
(–) Pro Forma Net Cash	(204.5)
Pro Forma Enterprise Value	**$619.3**

SPAC Shareholder Incentives

- Half of non-redeeming public SPAC shareholders' shares will automatically convert into convertible preferred equity with an 8% dividend and $11.00 conversion price[4]
- 20% of the SPAC shares held by FAST II Sponsor will be forfeited and contributed to a bonus pool allocated equally among common equity held by Private Placement investors and non-redeeming SPAC shareholders[5]

Uses

($ in millions)	$	%
Shares Issued to Falcon's Beyond Shareholders	$485.9	60.5%
Cash to Balance Sheet	238.5	29.7%
Estimated Transaction Expenses	45.0	5.6%
Pro Forma Existing Net Debt	34.0	4.2%
Total Uses	**$803.4**	**100.0%**

Pro Forma Common Ownership



16.6%
Public SPAC Shareholders
6.2%
FAST II Sponsor
77.2%
Legacy Falcon's Beyond Shareholders (68.2%) and Private Placement Investors (9.0%)

Note: Sources and uses, net proceeds to balance sheet, pro forma valuation, and pro forma common ownership figures assume no public SPAC shareholders redeem and exclude warrants, earnout units, and earnout shares. Earnout shares/units consist of 40 million shares/units issued upon achievement of certain financial performance targets and 40 million shares/units issued upon the common stock reaching certain prices.

(1) ~$620M enterprise value implies 1.4x base case 2025E Revenue (4.4x 2024E Revenue) and 1.2x high case 2025E Revenue (3.5x 2024E Revenue). ~$1,020M enterprise value implies 2.3x base case 2025E Revenue (7.3x 2024E Revenue) and 2.0x high case 2025E Revenue (5.8x 2024E Revenue).

(2) Concurrently with the execution of the Business Combination Agreement by Falcon's and FAST II, Falcon's entered into a subscription agreement with Infinite Acquisitions, LLLP ("Infinite Acquisitions"), an existing holder of Falcon's Beyond equity, for $60 million (the "Private Placement"), of which $58.2 million had been received by Falcon's as of December 31, 2022. The remainder of the Private Placement is expected to close prior to the closing of the business combination in one or more tranches. The investors in Infinite Acquisitions funding the investment in Falcon's Beyond have agreed to time-based vesting over four years in four equal tranches in connection with their investment in Infinite Acquisitions; this has not been replicated in the investment by Infinite Acquisitions into Falcon's Beyond.

(3) Assumes no redemptions.

(4) At the company's option, dividend may be PIK for the first two years. The convertible preferred equity will automatically convert to common upon the Company's volume-weighted average share price of Class A Common Stock reaching $14.30 for at least 20 out of 30 consecutive trading days after closing.

(5) Bonus shares to be allocated pro rata among common equity held by Private Placement investors and non-redeeming SPAC shareholders post automatic conversion of half of public SPAC shareholders' shares into convertible preferred. Sponsor can earn back forfeited shares through participation in earnouts.

SECTION
1 EXECUTIVE SUMMARY
2a BUSINESS OVERVIEW FALCON'S CREATIVE
2b BUSINESS OVERVIEW FALCON'S DESTINATIONS
2c BUSINESS OVERVIEW FALCON'S BRANDS
3 TRANSACTION OVERVIEW & BENCHMARKING
APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 35

SPAC Shareholder Incentives

Transaction structure provides incentives for public SPAC investors through a bonus pool allocated among remaining SPAC common shareholders and Private Placement investors and by providing SPAC investors with structural seniority

Convertible Preferred

- Half of non-redeeming public SPAC shareholders' share will automatically convert into convertible preferred equity
- Convertible preferred will pay 8% annual interest and have an $11.00 conversion price
- The Company has the option to pay the dividend on convertible preferred equity in additional shares of convertible preferred stock for the first two years
- Mandatory conversion at $14.30[1]
- Provides SPAC investors structural seniority while still participating in any future share price appreciation

Share Bonus Pool Structure

- FAST II Sponsor has agreed to forfeit 20% of its SPAC shares to create a pool of bonus shares
- Bonus shares will be distributed pro rata among common equity owned by public SPAC shareholders and Private Placement investors
- Cost basis for SPAC and Private Placement investors decreases as redemptions increase

	Illustrative Redemptions			
(in millions, except per share items)	0%	25%	50%	75%
Remaining SPAC Shares Eligible for Bonus	11.1	8.3	5.6	2.8
(+) Private Placement Shares	6.0	6.0	6.0	6.0
(+) Bonus Shares	1.1	1.1	1.1	1.1
Total Shares	**18.2**	**15.4**	**12.7**	**9.9**
SPAC & Private Placement Shares Eligible for Bonus	17.1	14.3	11.6	8.8
(x) Illustrative $10.00 Purchase Price	$10.00	$10.00	$10.00	$10.00
Cost of Shares	**$171.2**	**$143.4**	**$115.6**	**$87.8**
(/) Total Shares	18.2	15.4	12.7	9.9
Illustrative Cost Basis	**$9.39**	**$9.28**	**$9.12**	**$8.88**
Discount to $10.00	***6.1%***	***7.2%***	***8.8%***	***11.2%***

(1) Volume-weighted average share price of Class A Common Stock must reach $14.30 for at least 20 out of 30 consecutive trading days.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 36

Peer Operational Benchmarking Revenue CAGR Source: Company filings, Wall Street research, FactSet, and Capital IQ as of February 17, 2023. Note: Figures reflect non - GAAP metrics. Falcon’s Beyond figures are based on an attributable basis including 50% of Meliá JV based on a 1.06 USD/EUR exchange rate. 2024 metrics used for some peers due to lack of 2025 consensus estimates. (1) Falcon’s 2025E EBITDA margin is 29.6% in base and high case. EBITDA Margin 26.2% 28.9% 22.1% 36.5% 43.8% 32.1% Median 26.2% 7.0% 16.4% Median 36.5% Median 11.7% ’25E ‘25E ‘25E ‘24E ‘25E ‘24E ‘24E ‘24E ‘23E ‘24E Reference Period: (1) 29.6% 24.4% Over 160% Over 175% 4.4% 5.1% 5.3% 6.4% IP 360 Resorts 6.2% 5.9% 3.4% Out - of - Home Entertainment Design Services Median 5.3% 13.4% 5.5% Median 5.9% Median 9.4% ’23E – ‘25E ’23E – ‘25E ’23E – ‘25E ’22E – ‘24E ’23E – ‘25E ’22E – ‘24E ’22E – ‘24E ’22E – ‘24E ’22E – ‘23E ’22E – ‘24E Reference Period: Base Case High Case Over 160% SECTIO N EXECUTIVE SUMMARY TRANSACTION OVERVIEW & BENCHMARKING BUSINESS OVERVIEW FALCON’S CREATIVE 1 2a 2b BUSINESS OVERVIEW FALCON’S DESTINATIONS 2c 3 BUSINESS OVERVIEW FALCON’S BRANDS PG. 37 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. APPENDIX

Peer Valuation Benchmarking EV / Revenue Source: Company filings, Wall Street research, FactSet, and Capital IQ as of February 17, 2023. Note: Figures reflect non - GAAP metrics. Falcon’s Beyond figures are based on an attributable basis including 50% of Meliá JV based on a 1.06 USD/EUR exchange rate. 2024 metrics used for some peers due to lack of 2025 consensus estimates. EV / EBITDA 10.7x 12.1x 8.2x 7.5x 9.6x 9.7x 7.5x 7.5x 4.2x 6.9x 4.7x 9.4x Median 8.2x Median 7.5x Median 11.4x ’25E ‘25E ‘25E ‘24E ‘25E ‘24E ‘24E ‘24E ‘25E ‘24E Reference Period: Base Case High Case Excl. Incl. Financial Financial Target Target Earnout Earnout Shares Shares 7.7x 2.1x 2.2x 2.1x 1.0x 2.0x 1.2x 2.0x 1.4x 2.3x 2.3x 3.5x 3.3x 2.4x Median 2.1x Median 3.3x Median 1.5x IP 360 Resorts Out - of - Home Entertainment Design Services ‘25E ‘25E ‘25E ‘24E ‘25E ‘24E ‘24E ‘24E ‘23E ‘24E Reference Period: Base Case High Case Excl. Financial Target Earnout Shares Incl. Financial Target Earnout Shares 2.0x 6.9x 1.2x 4.2x SECTIO N EXECUTIVE SUMMARY TRANSACTION OVERVIEW & BENCHMARKING BUSINESS OVERVIEW FALCON’S CREATIVE 1 2a 2b BUSINESS OVERVIEW FALCON’S DESTINATIONS 2c 3 BUSINESS OVERVIEW FALCON’S BRANDS PG. 38 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. APPENDIX

APPENDIX Kilgore Goode & Busby

Proven Track Record Around the World

Innovative Master Plans



Lionsgate zone at MOTIONGATE Dubai

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Aquaventure Waterpark Atlantis Sanya

Lionsgate® Zone

Services provided: Master Planning, Attraction Design, Media/Audio Production, Themed Retail, Themed Restaurants, Creative Guardianship, Project Management, Art Direction, Installation Supervision, Ride Programming

Client: MOTIONGATE Dubai

Location: Dubai, U.A.E.

Tasked with bringing The Hunger Games film franchise to a brick-and-mortar experience, Falcon's had to carefully protect the style of The Hunger Games films, adding depth and dimension while combining an exciting storyline for the overarching experience. The Hunger Games attractions are a pulse-pounding and integral part of the MOTIONGATE Dubai adventure.

Atlantis Sanya

Services provided: Master Planning, Attraction Design, Art Direction, Project Management

Client: Fosun International Limited

Location: Hainan Island, China

Atlantis Sanya is China's premiere 'Underwater World'-inspired entertainment destination resort, located on Hainan Island at Haitang Bay. Falcon's was proud to be selected to provide thematic and interior master planning design services as well as art direction for two of the resort's themed areas: Lost Chambers Aquarium and Aquaventure Waterpark, which span 200,000 square meters and offer guests the opportunity to enjoy a multitude of slides, restaurants, and boutique shops.

Immersive Attractions & Experiences



Film image of Hulk Epsilon Base 3D

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US Astronaut Hall of Fame, Kennedy Space Center Visitor Complex

Hulk Epsilon Base 3D

Services provided: Attraction Design, Media/Audio Production, Art Direction, Project Management, Installation Supervision, Ride Programming

Client: IMG Group

Location: IMG Worlds of Adventure Theme Park, Dubai, U.A.E.

Hulk: Epsilon Base 3D is a media-based attraction that is featured in the MARVEL zone at IMG Worlds of Adventure in Dubai. The immersive story pits The Incredible Hulk against Leader, an evil, formidable villain. With the help of Hulk and Iron Man, guests must escape with Epsilon Base's commander, General Ross, and his experimental vehicle called the IRIS, which is our CircuMotion ride. The attraction system is a first-of-its-kind Falcon's Creative product that combines multiple cutting-edge technologies into one incredible package.

Kennedy Space Center: Heroes & Legends

Services provided: Master Planning, Attraction Design, Media/Audio Production, Executive Production, Project Management, Art Direction, Installation Supervision, Ride Programming

Client: Delaware North Companies

Location: Kennedy Space Center Visitor Complex, Florida, USA

Heroes and Legends is an immersive storytelling experience allowing guests to follow in the footsteps of those who first dared to explore humanity's greatest frontier: Space. The design includes sleek architecture and a sweeping ramp that simulate the journey to the stars, with a slingshot maneuver through the Rocket Garden. Guests encounter the stunning 360° Discovery Bay, where they learn how society defines heroism.

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 40

Proven Track Record Around the World

Captivating Media


Becoming Jane exhibition

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Film image of Halo: The Ring Expereince

Becoming Jane: The Evolution of Dr. Jane Goodall

Services provided: Media Production, Sound Production, Interactive Experiences, VR / AR Content Development
Client: National Geographic Society
Location: Washington D.C., USA

Falcon's Creative Group provided six multimedia experiences for the "Becoming Jane: The Evolution of Dr. Jane Goodall" exhibition. An introductory film that is part CG, part historical footage, shares Jane's personal journey, beginning with her childhood desire for adventure and eventually reveals how she made it to Gombe Stream National Park where she pioneered methods for studying animals in their natural habitat.

Halo: Outpost Discovery

Services provided: Media/Audio Production
Client: Herschend Live & 343 Industries
Location: Toured across USA

This attraction offers a wide range of thrilling and authentic Halo in-universe encounters for the whole family to enjoy. Falcon's key contribution is "The Ring Experience," a dome based, multi-projector theatrical presentation. Falcon's Creative provided the narrative, story development, live-action film production, CG animation, visual effects, motion graphics, sound design, and interactive audio for a wide array of experiences throughout the experience.

Experiential Restaurants & Retail


Finn & Jake's Everything Burrito restaurant

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Marvel Vault Store retail

Finn & Jake's Everything Burrito

Services provided: Interior Design, Theming Design, Art Direction, Creative Guardian
Client: IMG Group
Location: IMG Worlds of Adventure Theme Park, Dubai, U.A.E.

When Falcon's Creative Group began master planning IMG Worlds of Adventure, the 1.5 million square foot indoor theme park in Dubai, we knew the food would play a big role, and it doesn't get much bigger than the Everything Burrito. This culinary concoction was introduced during an episode of Adventure Time called "Conquest of Cuteness." Falcon's Creative shouldered the design, onsite art direction, and creative guardianship for this casual dining experience.

Marvel Vault Store

Services provided: Interior Design, Theming Design, Art Direction, Creative Guardian
Client: IMG Group
Location: IMG Worlds of Adventure Theme Park, Dubai, U.A.E.

Falcon's Creative Group designed the store and provided project management, onsite art direction, and creative guardianship for the themed retail experience. Falcon's Creative drew up the initial concept and took those designs all the way through the construction documentation phase, so every detail was developed by the Falcon's team. In addition, by leading the art direction and then overseeing all the work onsite, Falcon's ensured a seamless IP approval process.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 41

Falcon's CREATIVE GROUP

Illustrative Falcon's Services Over the Life of a Project

Overall theme park development timeline: 4 – 5 years

Master Planning

1. Pre-Concept Planning
2. Concept Design
3. Schematic Design
4. Design Development

1.5 – 2.5 year process

Falcon's creative development of:

- Layout
- Storyline
- Attraction selection
- Exterior theming

Attraction Design

1. Concept Design
2. Schematic Design
3. Design Development

1.5 – 2.5 year process

Falcon's development of:

- Ride layouts
- Theming
- Technical design
- Unique design for typically 20+ attractions per theme park

Media Production

Project Management

Creative Guardianship

Ride Procurement & Installation

1 – 2 year process

Falcon's support in:

- Production of media
- Project management
- Creative reviews and oversight
- Sales of Falcon's patented ride systems

Creative Programming

1 – 3 month process

Falcon's is onsite to choreograph:

- Vehicle's movements
- Lighting
- Audio
- Special effects
- And more

Opening

1 – 3 month process

Process includes:

- Testing
- Soft previews or openings
- Full public grand opening events

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 42

Falcon's CREATIVE GROUP

Award Winning Technology Already Deployed Globally

Falcon's attractions utilizing our proprietary technology have received some of the most coveted industry awards of excellence

Note: GameSuite is both conceptualized and fabricated but not yet deployed into operational facilities.



Turtle Trek Spheron dome theater

Spheron

Spheron Theater puts guests in the center of the action, surrounding them with edge-blended, high-definition video content. Because there are no frames or boundaries in this theater, the appearance of 3D content can be much more dynamically staged compared to traditional 3D theater experiences. Additionally, each guest has their own unique vantage point, making every visit a memorable, individualized experience.

Integrated seamless door | Multi-channel circular audio zoning | Omni-directional 3D media | Multi-projector auto-alignment system



Conceptual rendering of CircuMotion

CircuMotion

CircuMotion Theater is a multi-dimensional, rotating platform that incorporates riveting media content and dazzling special effects. This blend of advanced technology and storytelling creates a fully immersive and unforgettable experience.

Automated walk bridge | Multi-channel circular audio zoning | Multiple degrees of freedom motion base | Multi-projector auto-alignment system | Omni-directional 3D media



Falcon's Vision AR headset

Photo by Rebecca Hale/National Geographic for "Becoming Jane: The Evolution of Dr. Jane Goodall" exhibition organized by National Geographic and the Jane Goodall Institute.

Falcon's Vision

Falcon's Vision AR Headset is an immersive, customizable Augmented Reality headset that's highly durable and specifically designed to be functional, hygienic, and affordable for high-throughput location-based entertainment experiences.

Interactivity | Durability | Water-resistant | Hygienic | Customizable | Multi-platform



Conceptual illustration of Suspended Theater

Suspended THEATER

Suspended Theater is an ideal vessel for immersive storytelling. Exuding raw power as it takes riders soaring across epic adventures, this exciting product delivers the unique sensation of flight in a new way.

2 degrees of freedom | Exclusive theater reveal | Integrated show effects | Large-scale 3-D media | Multi-channel audio zoning | Multi-projector auto-alignment system

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX

© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.

PG. 43

Falcon's CREATIVE GROUP

Falcon's is a Laboratory for Entertainment-Driven Technology

Our extensive work-for-hire experience has provided an outlet for our existing technologies and fueled our passion to expand upon an already substantial lineup of products, conceived and tested at **Falcon's X-Lab**, including multiple granted patents in more than a dozen countries

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Conceptual illustration of SpectraVerse

SpectraVerse

SpectraVerse uses projection, tracking, and optical technologies to empower a joint social experience of individualized perspectives in a themed environment, without the need for a cumbersome headset.

Interactivity | Storytelling variety | Easy to retrofit | Accessibility friendly



SpectraVerse Game Bay

SpectraVerse GAME BAY

SpectraVerse Game Bay ecosystem is a fusion of modern play, immersive atmosphere, and social connectivity. Each game bay is equipped with customized gameplay solutions. Groups can take turns playing solo or in teams, choosing from a wide variety of built-in cooperative and competitive games or exclusive original titles.

Motion-gesture tracking | Touch-screen kiosks | Connected props



Conceptual illustration of ON!X Theater

ON!X THEATER

ON!X Theater's system features continuous positional tracking, personalized player triumph moments, robust audience accessibility, real-time scoring, and much more; the seats provide feedback based on the players' actions, so every experience will be different, encouraging repeat visitation.

Advanced 3D media | Multi-channel audio zoning | Integrated show effects | 3 degrees of freedom | Seat motion



Conceptual illustration of ÄEONXP App

ÄEONXP

ÄEONXP is Falcon's technology solution that transforms a conventional attraction experience into a flexible and enduring ecosystem of narrative data, complete with consequential choices and customizations, character progressions, worldbuilding, global high-score competitions and factions, and an exciting infrastructure within which to cultivate organic social interaction and gaming communities.

Scalable, real time tracking & updates | Creates player agency | Multi-transactional | Provides analytics

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 44

Katmandu Park Mallorca, Spain Katmandu Mallorca Historical Success Our first Katmandu Theme Park in Mallorca, Spain provides successful proof - of concept for our “Entertainment with Rooms” strategy • Katmandu Theme Park Mallorca opened in 2007 • Prior to the global pandemic, our park averaged over 240,000 visitors per year despite operating only 7 months of the year • Established a strategic joint venture with Meliá in 2012 • The Katmandu Meliá hotel outperforms surrounding comparable non - Katmandu Meliá hotels in Mallorca, enjoying higher occupancy and higher average room rates • Our success in Mallorca led to an expansion of the Meliá partnership as we expand our “Entertainment with Rooms” concept to additional locations Occupancy +6ppts +11% Katmandu Katmandu 77% $154 71% $139 Non - Katmandu Non - Katmandu Average Daily Room Rate Mallorca Hotel Comparison Note: Figures reflect average 2015 - 2019 performance. Katmandu reflects the Meliá Katmandu Mallorca hotel and Non - Katmandu reflects comparable non - Katmandu Meliá hotels in Mallorca. SECTIO N EXECUTIVE SUMMARY BUSINESS OVERVIEW FALCON’S CREATIVE 1 2a 2b BUSINESS OVERVIEW FALCON’S DESTINATIONS BUSINESS OVERVIEW FALCON’S BRANDS PG. 45 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. APPENDIX 2c 3 TRANSACTION OVERVIEW & BENCHMARKING

VQUARIUM

- Original virtual adventure embracing discovery, edutainment, and conservation
- Learn about our planet in ways never thought possible
- The experience expands across entertainment, education, and consumer products

CURIOSITY PLAYGROUND




- An experiential edutainment venue
- Connects guests with popular IPs in interactive environments
- Includes seamlessly integrated media and hands-on exploration for the entire family
- Featuring properties with content featured on PBS Kids and Moonbug platforms

Attractions to be featured at

falcon's central




STORY HUB

- Popular media properties come to life in this immersive, location-based entertainment experience
- Designed to bring best-in-class TV shows, movies, and documentaries to life in memorable, story-driven interactions
- Ability to design new retail and merchandise lines for both proprietary and partnered brands

GAME HUB




- Enter the world of popular video game properties at this immersive experience
- Includes a high-energy gastropub, arcade of the future, multi-platform games, and state-of-the-art gaming bays
- Guests can eat, drink, and play together then engage with game properties beyond their visit through consumer products

SECTION | 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 46

Falcon's Destinations Resorts Currently Under Development

Future locations under development feature large addressable markets

	Punta Cana	Tenerife	Playa del Carmen[1]
Falcon's Destinations Hotel Keys	622	500	500
Annual Tourists (Includes Vacation Rental)	3.5M	8.4M	12.5M[3]
Average Hotel Occupancy	76%	75%	77 – 78%
Typical Length of Hotel Stay	8 – 9 Days	7 – 8 Days	5 – 6 Days
Length of Tourism Season	Year-round	Year-round	Year-round
Population (2021)	335.6K	927K	1.86M
Tax Benefits	Exempt from income, import, and property taxes for 15 years	• VAT lowered to 7% • Entertainment-related income tax lowered to 4% • Tax credit on construction capital expenditure	N/A
Opening Timeline	**Hotels:** Contributed by the beginning of 2024[4] **Katmandu Park:** By Early 2023[5] **Falcon's Central:** Early 2025	**Hotel:** Renovated by Early 2025[6] **Katmandu Park:** Mid 2025 **Falcon's Central:** Mid 2025	**Hotel:** 2026 **Katmandu Park:** Mid 2025 **Falcon's Central:** Early 2025

Source: Official 2019 government statistics.
(1) Inclusive of Cancún and Riviera Maya data, both of which are expected to be included in our capturable market.
(2) Includes vacation rental.
(3) Excludes day-trip tourists from cruise ships.
(4) Punta Cana hotels are open, operating and planned to be contributed by Meliá to a new Meliá-Falcon's joint venture by the beginning of 2024.
(5) Katmandu Park Punta Cana had a soft opening with a limited number of attractions in December 2022 for Falcon's Resort by Meliá guests, and is expected to open fully on March 15, 2023 once final development work is complete.
(6) Tenerife hotel is JV-owned, open, and operating but is anticipated to close in 2024 for renovations.

SECTION 1 EXECUTIVE SUMMARY | 2a BUSINESS OVERVIEW FALCON'S CREATIVE | 2b BUSINESS OVERVIEW FALCON'S DESTINATIONS | 2c BUSINESS OVERVIEW FALCON'S BRANDS | 3 TRANSACTION OVERVIEW & BENCHMARKING | APPENDIX
© 2023 Falcon's Beyond Global, LLC. All Rights Reserved.
PG. 47

All references to the “company,” “we,” “us,” or “our” refer to the business of Falcon’s Beyond Global, LLC prior to the consummation of the proposed business combination and the businesses of the combined company collectively following the consummation of the proposed business combination, as applicable . References to “FBD” refer to the company’s Falcon’s Beyond Destinations division ; references to “FCG” refer to the company’s Falcon’s Creative Group division ; and references to “FBB” refer to the company’s Falcon’s Beyond Brands division . Falcon's Beyond Global, Inc . (“Pubco”) has filed a registration statement on Form S - 4 (File No . 333 - 269778 ) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”), which includes a document that serves as a joint prospectus of Pubco and preliminary proxy statement of FAST II, referred to as a proxy statement/prospectus . The Registration Statement includes additional risks that should be considered by investors . • We may not be able to sustain our growth, manage our anticipated future growth effectively, implement our business strategies or achieve the anticipated results. • A significant portion of our revenue is derived from a relatively limited number of large clients and any loss of, or decrease in services to, these clients could harm our results of operations. • Our FBD resort and theme park development, acquisition, expansion, repositioning and rebranding projects will be subject to timing, budgeting and other risks, which could have a material adverse effect on us. • The ongoing need for capital expenditures at our FBD resorts and theme parks could have a material adverse effect on us, including our financial condition, liquidity and results of operations. • The significance of our operations and partnerships outside of the United States makes us susceptible to the risks of doing business internationally, such as risks related to operating in the Kingdom of Saudi Arabia. • Damage to our reputation or brands may negatively impact the company. • There is a risk of accidents occurring at our FBD resorts and theme parks or competing parks which may reduce attendance and negatively impact our operations. • The COVID - 19 pandemic has caused substantial disruption in the hospitality industry worldwide, which has had and could continue to result in adverse effects on our FBD business division, operations, and ability to raise capital. • Our ability to enter into licensing arrangements and otherwise execute on our strategy and business model is dependent on the quality of our services, and our failure to offer high quality services could have a material adverse effect on our sales and results of operations. • Our joint ventures with Meliá are significant to our business model. We leverage Meliá’s operational expertise, management services, infrastructure, local knowledge and corporate priorities in our current and planned operating markets. As such, any damage to Meliá’s financial condition or change in its corporate priorities could negatively impact us. Our participation in the joint ventures with Meliá also exposes us to liability and reputational harm resulting from improper actions of Meliá. • Increased competitive pressures may reduce our revenues or increase our costs. • Misalignment with public and consumer tastes and preferences for entertainment, travel and consumer products could negatively impact demand for our entertainment offerings and products and adversely affect the profitability of any of our business divisions. • Increased costs of labor and employee health and welfare benefits may impact our results of operations. • We are dependent on the continued contributions of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results, and financial condition. • Labor disputes may disrupt our operations and adversely affect the profitability of any of our businesses. • The operating season at some of our hotels and theme parks is of limited duration, which can magnify the impact of adverse conditions or events occurring within that operating season. • Risks relating to natural or manmade disasters, contagious diseases, violence, or war may reduce the demand for lodging or entertainment, which could adversely affect our revenues. • Failures in, material damage to, or interruptions in our information technology systems, software or websites and difficulties in updating our systems or software or implementing new systems or software could adversely affect our businesses or operations. • Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of services or theft of our assets. • Exchange rate fluctuations could result in significant foreign currency gains and losses and may adversely affect our business and operating results and financial conditions. • Theft of our content, including digital copyright theft and other unauthorized exhibitions of our content, may decrease revenue received from our licensing, franchising or programming and adversely affect our business and profitability. • Third parties may allege that our products or services infringe their patents and other intellectual property rights, which could result in the payment of royalties that negatively affect our profits, subject us to costly and time - consuming litigation, or cause us to lose the ability to provide the related products or services. • Changes in regulations applicable to our businesses may impair the profitability of our businesses, and our failure to comply with applicable laws and regulations may increase our costs, reduce our earnings or limit our growth. • Pubco will be a holding company and its only material asset after completion of the business combination will be its interest in the company, and accordingly it will generally be dependent upon distributions from the company to pay taxes, make payments under the Tax Receivable Agreement and pay dividends. • Under the Tax Receivable Agreement, Pubco will be required to make payments to our unitholders for certain tax benefits to which Pubco may become entitled, and those payments may be substantial. • In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits Pubco realizes in respect of the tax attributes subject to the Tax Receivable Agreement. • United States or foreign environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities. • Our insurance may not be adequate to cover the potential losses, liabilities and damages of our FBD business, the cost of insurance may continue to increase materially, including as a result of natural disasters, some of which may be related to climate change, and we may not be able to secure insurance to cover all of our risks, all of which could have a material adverse effect on us. • Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of our business could adversely affect our financial condition or results of operations. • As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC and PCAOB regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner. • We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, if management identifies additional material weaknesses in the future or if we otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired. • The future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of Pubco's capital stock. • Stockholders will experience dilution as a consequence of the business combination. • Anti - takeover provisions in Pubco's governing documents following the business combination and under Delaware law could impair a takeover attempt, limit attempts by its stockholders to replace or remove its management and limit the market price of its common stock. • We do not anticipate that Pubco will pay any cash dividends in the foreseeable future. • Future sales of shares of Pubco's capital stock may depress its stock price. • There is no guarantee that non - redeeming public shareholders receiving the preferred stock will be in a better future economic position. • The preferred stock of Pubco will be equity and will be subordinate to Pubco’s existing and future indebtedness. • The preferred stock of Pubco received in the exchange may be junior to other preferred stock Pubco may issue in the future. • The preferred stock of Pubco is perpetual in nature. • An active trading market for the Pubco Series A Preferred Stock may not develop or continue, and the market price and trading volume of the Pubco Series A Preferred Stock may fluctuate significantly. • The preferred stock of Pubco will rank junior to all of Pubco’s and its subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding - up. • The market price of the preferred stock of Pubco will be directly affected by the market price of Pubco Common Stock, which may be volatile. • Holders of Pubco Series A Preferred Stock may have to pay taxes if Pubco makes distributions of additional Pubco Series A Preferred Stock on the Pubco Series A Preferred Stock, even if holders do not receive any cash. • FAST II’s directors and officers may have interests in the business combination different from the interests of FAST II’s stockholders, which may include direct or indirect ownership of one or more series of FAST II common stock and/or private placement warrants, each of which will lose their entire value if a business consummation is not consummated. • Pubco's proposed amended and restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes. • If securities or industry analysts do not publish or cease publishing research or reports about Pubco, its business, or its market, or if they change their recommendations regarding Pubco's capital stock adversely, then the price and trading volume of Pubco's capital stock could decline. • FAST II has incurred and will continue to incur significant expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations. • FAST II is an "emerging growth company" and a "smaller reporting company" within the meaning of the Securities Act, and it intends to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make its common stock less attractive to investors and may make it more difficult to compare performance with other public companies. • If the Business Combination is consummated, FAST II’s stockholders will experience dilution. • Since January 2022, there has been a precipitous drop in the market values of growth - oriented companies. Accordingly, securities of growth companies such as ours may be more volatile than other securities and may involve special risks. • Securities of companies formed through SPAC mergers such as ours may experience a material decline in price relative to the share price of the SPAC prior to the merger. • FAST II has no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for FAST II to complete a business combination with which a substantial majority of FAST II’s shareholders do not agree. • A new 1% U.S. federal excise tax could be imposed on FAST II in connection with redemptions by FAST II of its shares or its liquidation. • If FAST II is deemed to be an investment company for purposes of the Investment Company Act, FAST II may be forced to abandon its efforts to complete a business combination and instead be required to liquidate. To mitigate the risk of that result, on or prior to the 24 - month anniversary of the effective date of the registration statement relating to FAST II’s IPO, FAST II may instruct Continental Stock Transfer & Trust Company to liquidate the securities held in its trust fund and instead hold all funds in the trust fund in a bank deposit account. In addition to the summary discussion, you should carefully consider the risks and uncertainties described in FAST II’s filings with the SEC, including in the “Risk Factors” sections of the Registration Statement and of FAST II’s final prospectus, dated March 15, 2021, included in the registration statement on Form S - 1 (registration No 333 - 253661). SUMMARY RISK FACTORS SECTIO N EXECUTIVE SUMMARY BUSINESS OVERVIEW FALCON’S CREATIVE BUSINESS OVERVIEW FALCON’S DESTINATIONS BUSINESS OVERVIEW FALCON’S BRANDS PG. 48 © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. APPENDIX 1 2a 2b 2c 3 TRANSACTION OVERVIEW & BENCHMARKING

Falconsbeyond.com Global Headquarters: Orlando, FL USA © 2023 Falcon’s Beyond Global, LLC. All Rights Reserved. Concept art subject to change. Keil Decker - Managing Director D: 646 - 677 - 1854 C: 917 - 226 - 2241 keil.decker@icrinc.com Contact Info: